Exhibit 10.4

FIFTEENTH AMENDMENT TO LEASE
THIS FIFTEENTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 12th day of June, 2014 (the “Execution Date”), by and between BMR-LANDMARK AT EASTVIEW LLC, a Delaware limited liability company (“Landlord”), and REGENERON PHARMACEUTICALS, INC., a New York corporation (“Tenant”).
RECITALS
A.WHEREAS, Landlord and Tenant entered into that certain Lease dated as of December 21, 2006, as amended by that certain First Amendment to Lease dated as of October 24, 2007, that certain Second Amendment to Lease dated as of September 30, 2008, that certain Third Amendment to Lease dated as of April 29, 2009, that certain Fourth Amendment to Lease dated as of December 3, 2009, that certain Fifth Amendment to Lease dated as of February 11, 2010, that certain Sixth Amendment to Lease dated as of June 4, 2010, that certain Seventh Amendment to Lease dated as of December 22, 2010, that certain Eighth Amendment to Lease dated as of August 1, 2011, that certain Ninth Amendment to Lease dated as of September 30, 2011, that certain Tenth Amendment to Lease dated as of October 25, 2012, that certain Eleventh Amendment to Lease dated as of April 3, 2013, that certain Twelfth Amendment to Lease dated as of May 31, 2013, that certain Thirteenth Amendment to Lease dated as of May 31, 2013 and that certain Fourteenth Amendment to Lease dated as of October 25, 2013 (collectively, and as the same may have been heretofore further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 735, 745, 755, 765 and 777 Old Saw Mill River Road in Tarrytown, New York (collectively, the “Buildings” and each, a “Building”);
B.WHEREAS, Tenant desires to lease approximately one thousand six hundred forty-eight (1,648) square feet of additional Rentable Area located on the G-Level of the Building located at 777 Old Saw Mill River Road in Tarrytown, New York, as depicted on Exhibit A attached hereto (the “777 G-Level Expansion Premises”); and
C.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.”

BioMed Realty form dated 2/26/14

2.Additional Premises.
2.1.    Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the 777 G-Level Expansion Premises as of the date (the “777 G-Level Expansion Premises Commencement Date”) that Landlord tenders possession of the 777 G-Level Expansion Premises to Tenant in compliance with the terms of this Amendment and with the improvements to the 777 G-Level Expansion Premises set forth on Exhibit D attached hereto (the “777 G-Level Landlord Work”) substantially complete. From and after the 777 G-Level Expansion Premises Commencement Date, the term “Premises” shall include the 777 G-Level Expansion Premises. The Term with respect to the 777 G-Level Expansion Premises shall expire on the Expiration Premises Term Expiration Date, subject to Tenant’s option to extend the Term of the Lease as provided in Article 44 of the Lease. Tenant shall execute and deliver to Landlord written acknowledgment of the actual 777 G-Level Expansion Premises Commencement Date within ten (10) days after Tenant takes occupancy of the 777 G-Level Expansion Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the 777 G-Level Expansion Premises Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the 777 G-Level Expansion Premises required for the Permitted Use by Tenant shall not serve to extend the 777 G-Level Expansion Premises Commencement Date.
2.2.    Landlord shall perform the 777 G-Level Landlord Work at Landlord’s sole cost and expense and in accordance with Applicable Laws. Landlord shall commence the 777 G-Level Landlord Work as soon as practicable after the Execution Date and shall continue such work until completion. If the 777 G-Level Expansion Premises Commencement Date has not occurred (or is not deemed to have occurred pursuant to Section 2.3) by June 27, 2014, subject to extension on a day-for-day basis as a result of any Force Majeure and/or any action or inaction of Tenant that, in either case, actually delays (but only to the extent of such delay) Landlord’s performance of the 777 G-Level Landlord Work or Landlord’s delivery of possession of the 777 G-Level Expansion Premises (such date, as may be extended, the “777 G-Level Landlord Work Deadline”), then, the Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but Basic Annual Rent for the 777 G-Level Expansion Premises only (as set forth in Section 5) shall abate one day for every day after the 777 G-Level Landlord Work Deadline that the 777 G-Level Expansion Premises Commencement Date has not occurred (or is not deemed to have occurred pursuant to Section 2.3). If Landlord and Tenant cannot agree on whether Landlord has substantially completed the 777 G-Level Landlord Work, then the written determination of the Neutral Architect shall govern, whose determination shall be final and binding upon the parties. For purposes of this Amendment, “substantial completion” or “substantially complete” means that Landlord has completed the 777 G-Level Landlord Work, except for minor punch list items.
2.3.    Landlord shall permit Tenant to enter upon the 777 G-Level Expansion Premises at any time (during business hours and upon reasonable prior written notice to Landlord) prior to the 777 G-Level Expansion Premises Commencement Date for the purpose of performing Alterations or the placement of personal property; provided, however, that, prior to any such entry, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 22 of the Existing Lease are in effect, and such entry (including the approval and performance of any Alterations) shall be subject to all the terms and conditions of the Existing Lease, except that prior to the 777 G-Level Expansion Premises Commencement Date Tenant shall not be obligated to pay Basic Annual Rent or Tenant’s Pro Rata Share of Operating Expenses; and provided, further, that if the 777 G-Level Expansion Premises Commencement Date is delayed due to such early access by Tenant or its employees, contractors, representatives or agents, then the 777 G-Level Expansion Premises Commencement Date shall be the date that the 777 G-Level Expansion Premises Commencement Date would have occurred but for such delay. Subject to the immediately foregoing sentence, Landlord and Tenant shall reasonably cooperate with each other so as not to impede the other’s work in the 777 G-Level Expansion Premises.
3.Lease Extension Options. From and after the 777 G-Level Expansion Premises Commencement Date, the first paragraph of Article 44 of the Lease is hereby deleted and replaced with the following:
44.    Option to Extend Term. Tenant shall have three (3) options (each, an “Option”) to extend the Term of this Lease (and, in each case, the Expiration Premises Term Expiration Date and/or the Extension Premises Term Expiration Date, as applicable), with respect to the applicable portion of the Premises extended by an Option, by five (5) years, in each case on the same terms and conditions as this Lease, except as provided below. If Tenant desires to exercise any Option, Tenant must do so by giving Landlord written notice of such exercise at least one (1) year before the Term would otherwise expire. Tenant may exercise its Option to extend the Term only as to any one or more of the following: (a) the entire Retained Premises plus the Corridor Space and the 765 Expansion Premises III, (b) the entire New Whole Building Premises, (c) the entire New Multiple Tenant Building Premises, (d) the Modified Additional Premises, (e) the Swap Premises, 765 Elevator Lobby Premises, the 765 2nd Floor Elevator Lobby Premises and the 765 2nd Floor Corridor Premises, (f) each full floor of the 755 Premises, (g) the 765 Expansion Premises, (h) the 765 Expansion Premises II, (i) C-Level Storage Spaces, (j) the 777 License Area Premises and the 777 S-Level Corridor Premises, (k) the 01 Premises and the Additional 01 Premises, (l) the 777-02 Premises, (m) the 765 Mezz Premises, (n) from and after the High Bay Premises Commencement Date, the High Bay Premises, (o) from and after the 777 North Spine Level Premises Commencement Date, the 777 North Spine Level Premises, (p) from and after the 777 Northwest Lobby Level Premises Commencement Date, the 777 Northwest Lobby Level Premises and (q) the 777 G-Level Expansion Premises. If Tenant fails to exercise an Option with respect to less than all of the Premises and the time to do so has lapsed (or if a Retained Premises Early Termination, a termination pursuant to a Swap Premises Termination Option, or any other termination of a portion of the Premises pursuant to the Lease has occurred), then Tenant shall no longer have an Option with respect to those portions of the Premises (y) for which it failed to exercise an Option, although Tenant’s Options for the remaining Premises shall remain in full force and effect or (z) that have terminated.

4.Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the 777 G-Level Expansion Premises, or with respect to the suitability of the 777 G-Level Expansion Premises for the conduct of Tenant’s business. Subject to the immediately following sentence, Tenant acknowledges that (a) it is generally familiar with the condition of the 777 G-Level Expansion Premises and agrees to take the same in its condition “as is” as of the 777 G-Level Expansion Premises Commencement Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the 777 G-Level Expansion Premises for Tenant’s occupancy or to pay for or construct any improvements to the 777 G-Level Expansion Premises, except for the 777 G-Level Landlord Work. Notwithstanding the immediately preceding sentence, Landlord shall deliver the 777 G-Level Expansion Premises to Tenant in the same or substantially similar condition as it was on the Execution Date, except (x) for any condition created by Tenant during, or arising from Tenant’s, early access period pursuant to Section 2.3, (y) that upon delivery, such space shall be in broom clean condition (save for any condition created by Tenant during, or arising from Tenant’s, early access period pursuant to Section 2.3) and (z) that the 777 G-Level Landlord Work shall be substantially completed in accordance with all Applicable Laws. Tenant’s taking of possession of the 777 G-Level Expansion Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the 777 G-Level Expansion Premises were at such time in good, sanitary and satisfactory condition and repair.
5.Rent. Commencing on the 777 G-Level Expansion Premises Commencement Date and continuing through the Expiration Premises Term Expiration Date (as may be extended in accordance with the Lease), Tenant shall pay to Landlord Basic Annual Rent for the 777 G-Level Expansion Premises at an initial rate equal to Nine and 00/100 Dollars ($9.00) per square foot of Rentable Area of the 777 G-Level Expansion Premises per year in accordance with the terms for payment of Basic Annual Rent set forth in the Lease. Basic Annual Rent for the 777 G-Level Expansion Premises shall increase annually every July 1st by two and one-half percent (2.5%) of the then-current applicable Basic Annual Rent for the 777 G-Level Expansion Premises, with the first such increase occurring as of July 1, 2015. In addition to Basic Annual Rent, commencing on the 777 G-Level Expansion Premises Commencement Date, Tenant shall pay to Landlord as Additional Rent, at times specified in the Lease, Tenant’s Pro Rata Share of Operating Expenses with respect to the 777 G-Level Expansion Premises. For the avoidance of doubt, HVAC for the 777 G-Level Expansion Premises shall be calculated in the same manner as provided in the Lease with respect to the Retained Premises, and the 777 G-Level Expansion Premises shall be treated as Retained Premises for the purposes of allocation of the CAM Pool Charges in accordance with Exhibit O of the Lease (as of the 777 G-Level Expansion Premises Commencement Date).
6.Tenant’s Pro Rata Shares. From and after the 777 G-Level Expansion Premises Commencement Date, Tenant’s Pro Rata Shares of the 777 Building, the Existing Project and the Entire Project shall be incrementally increased by the amounts set forth in Exhibit B attached hereto. As of the 777 G-Level Expansion Premises Commencement Date, the defined terms in Section 2.2 of the Existing Lease shall be automatically amended to reflect the adjustments set forth in this Section. Rentable Area and Tenant’s Pro Rata Shares are all subject to adjustment under the Lease, including pursuant to Section 9.2 of the Lease.

7.Parking. The parties acknowledge that, in accordance with the Lease, Tenant shall be entitled to its pro rata share of unreserved parking spaces with respect to each portion of the Premises leased to Tenant.
8.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Studley, Inc. (“Broker”), and agrees to reimburse, indemnify, save, defend and hold harmless Landlord for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.
9.No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
10.Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attn: General Counsel;

with a copy to:
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attn: Vice President of Facilities.

11.Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Existing Lease, as modified by this Amendment.
12.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective permitted successors and assigns. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.
13.Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this

Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
14.Authority. Tenant represents, warrants and covenants to Landlord that the individual signing this Amendment on behalf of Tenant has the power, authority and legal capacity to sign this Amendment on behalf of and to bind Tenant. Landlord represents, warrants and covenants to Tenant that the individual signing this Amendment on behalf of Landlord has the power, authority and legal capacity to sign this Amendment on behalf of and to bind Landlord.
15.Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.
LANDLORD:
BMR-LANDMARK AT EASTVIEW LLC,
a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Legal

TENANT:
REGENERON PHARMACEUTICALS, INC.,
a New York corporation

By:	/s/ Murray A. Goldberg
Name:	Murray A. Goldberg
Title:	Senior Vice President

EXHIBIT A
777 G-LEVEL EXPANSION PREMISES

[IMAGE]

EXHIBIT B
TENANT’S PRO RATA SHARES

Definition or Provision	Means the Following:	Square Feet of Rentable Area	Tenant’s Pro Rata Share of the 777 Building	Tenant’s Pro Rata Share of Existing Project (827,790)	Tenant’s Pro Rata Share of the Entire Project (1,188,310)
Portion of added “Premises” and corresponding Rentable Area	777 G-Level Expansion Premises	1,648	0.45%	0.20%	0.14%

EXHIBIT C
ACKNOWLEDGEMENT OF 777 G-LEVEL EXPANSION PREMISES COMMENCEMENT DATE

THIS ACKNOWLEDGEMENT OF 777 G-LEVEL EXPANSION PREMISES COMMENCEMENT DATE is entered into as of ______________, 2014, with reference to that certain Lease dated as of December 21, 2006 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of October 24, 2007 (the “First Amendment”), that certain Second Amendment to Lease dated as of September 30, 2008 (the “Second Amendment”), that certain Third Amendment to Lease dated as of April 29, 2009 (the “Third Amendment”), that certain Fourth Amendment to Lease dated as of December 3, 2009 (the “Fourth Amendment”), that certain Fifth Amendment to Lease dated as of February 11, 2010 (the “Fifth Amendment”), that certain Sixth Amendment to Lease dated as of June 4, 2010 (the “Sixth Amendment”), that certain Seventh Amendment to Lease dated as of December 22, 2010 (the “Seventh Amendment”), that certain Eighth Amendment to Lease dated as of August 1, 2011 (the “Eighth Amendment”), that certain Ninth Amendment to Lease dated as of September 30, 2011 (the “Ninth Amendment”), that certain Tenth Amendment to Lease dated as of October 25, 2012 (the “Tenth Amendment”), that certain Eleventh Amendment to Lease dated as of April 3, 2013 (the “Eleventh Amendment”), that certain Twelfth Amendment to Lease dated as of May 31, 2013 (the “Twelfth Amendment”), that certain Thirteenth Amendment to Lease dated as of May 31, 2013 (the “Thirteenth Amendment”), that certain Fourteenth Amendment to Lease dated as of October 25, 2013 (the “Fourteenth Amendment”) and that certain Fifteenth Amendment to Lease dated as of June 12, 2014 (the “Fifteenth Amendment”) and, collectively with the Original Lease and the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment, Eleventh Amendment, Twelfth Amendment, Thirteenth Amendment, Fourteenth Amendment and Fifteenth Amendment and as the same may have been heretofore further amended, amended and restated, supplemented or modified from time to time, the “Lease”), by REGENERON PHARMACEUTICALS, INC., a New York corporation (“Tenant”), in favor of BMR-LANDMARK AT EASTVIEW LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:
1.Tenant accepted possession of the 777 G-Level Expansion Premises on [_______], 20[__].
2.The 777 G-Level Expansion Premises is in (a) good order, condition and repair, (b) in the same or substantially similar condition as it was on the Execution Date (save for the 777 G-Level Landlord Work and any condition created by Tenant during, or arising from Tenant’s, early access period pursuant to Section 2.3 of the Fifteenth Amendment) and (c) in broom clean condition (save for any condition created by Tenant during, or arising from Tenant’s, early access period pursuant to Section 2.3 of the Fifteenth Amendment).

3.The 777 G-Level Landlord Work is complete.
4.All conditions of the Lease with respect to the 777 G-Level Expansion Premises to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied.
5.In accordance with the provisions of Section 2 of the Fifteenth Amendment, the 777 G-Level Expansion Premises Commencement Date is [_______], 20[__].
6.Tenant commenced occupancy of the 777 G-Level Expansion Premises for the Permitted Use on [_______], 20[__].
7.The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease with respect to the 777 G-Level Expansion Premises commenced to accrue on [_______], 20[__], with Basic Annual Rent for the 777 G-Level Expansion Premises payable on the dates and in amounts set forth in the Fifteenth Amendment.
8.The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [_______]].
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EXHIBIT D
777 G-LEVEL LANDLORD WORK

1.	Relocate the existing 75Kva transformer and 277/480 labeled “Panel 2” up to the intermediate level mechanical room.

2.	Re-route existing 480 Volt feeders fed from PSC 4 to new location of transformer.

3.	Re-route existing Duct Reheat and HV-1 circuits from 777 G-Level Expansion Premises to new panel location in mechanical electrical room.

4.	Existing 777 G-Level Expansion Premises 120/208 volt panel will be left disconnected in the 777 G-Level Expansion Premises.

Exhibit D – Page 1
NYI-4590724v7